EXHIBIT 10(b)

                           CONSENT OF ERNST AND YOUNG




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                                                                   Exhibit 10(b)









                         Consent of Independent Auditors

We consent to the reference to our firm under the captions "Financial Statements" in each of the Prospectuses in Part A and "Experts" and "Financial Statements" in Part B and to the use of our reports dated March 7, 2003, with respect to the financial statements of IL Annuity and Insurance Company Separate Account 1 (subsequently renamed ILICO Separate Account 1), February 5, 2003, except for Note 10, as to which the date is February 11, 2003, with respect to the financial statements and schedules of IL Annuity and Insurance Company and February 5, 2003, with respect to the financial statements of Indianapolis Life Insurance Company in Post-Effective Amendment No. 16 to the Registration Statement (Form N-4 No. 811-08964) and related Prospectuses of ILICO Separate Account 1 dated June 30, 2003.


                                          /s/Ernst & Young


Des Moines, Iowa
June 24, 2003